UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2007

Eagle Bancorp
(Exact name of registrant as specified in its charter)

U.S.	000-29687	81-0531318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Prospect Ave., Helena, MT	59601
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (406) 442-3080

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 22, 2007, Eagle Bancorp ("Eagle") announced that it has appointed Peter J. Johnson as President of Eagle's subsidiary, American Federal Savings Bank ("Bank"), effective July 1, 2007. Mr. Johnson, age 49, is expected to assume the responsibilities of Chief Executive Officer of the Bank in October 2007 from Larry A. Dreyer, who announced his retirement, effective October 19, 2007. Mr. Johnson has served as Chief Financial Officer of the Bank and Eagle since 2005. Prior to that time, he served as Senior Vice President/Treasurer of the Bank since 1994. In connection with this appointment, Mr. Johnson's salary will increase to $124,000.

Eagle also appointed Clinton J. Morrison as the Bank's Senior Vice President/Chief Financial Officer, effective July 1, 2007. Mr. Morrison, age 36, previously served as Vice President/Treasurer of the Bank since 2005. Prior to that time, he served as Vice President/Accounting and Compliance from 2002. In connection with this appointment, Mr. Morrison's salary will increase to $74,000. The press release announcing these developments is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated June 22, 2007

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Bancorp (Registrant)
June 22, 2007 (Date)	/s/ LARRY A. DREYER Larry A. Dreyer Chief Executive Officer